Exhibit 10.7

TRADEMARK SECURITY AGREEMENT

This Agreement is made on the 8th day of November, 2007, by and among Nature Vision, Inc., a Minnesota corporation, and Nature Vision Operating, Inc., a Minnesota corporation, each having a mailing address at 1480 Northern Pacific Road, Brainerd, MN  56401 (individually and collectively, the “Assignor”) and M&I Business Credit, LLC, a Minnesota limited liability company, having a mailing address at Suite 450, 651 Nicollet Mall, Minneapolis, Minnesota 55402(“Lender”).

Background.  Assignor has executed and delivered to Lender a Credit and Security Agreement dated as of the date hereof evidencing loans made or to be made by Lender to Assignor (said Credit and Security Agreement as amended from time to time is referred to herein as the “Credit Agreement”).  In order to induce the Lender to advance loans to Assignor pursuant to the Credit Agreement, Assignor has agreed to grant Lender a security interest in certain Trademark rights according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, each Assignor hereby agrees with lender as follows:

1.
To secure the complete and timely satisfaction of the Obligations (as defined in the Credit Agreement), Assignor hereby grants Lender a security interest in all of its right, title and interest, if any, in and to the Trademark applications and Trademarks listed in Schedule A hereto together with the goodwill of the business associated therewith and including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world (collectively called the “Trademarks”).

2.	Assignor covenants and warrants that:

(a)	The Trademark applications are subsisting and have not been adjudged invalid;

(b)	To the best of Assignor’s knowledge, each of the Trademarks is valid;

(c)
Except as to the rights granted to Lender herein, Assignor, to the best of its knowledge, is the sole owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses and covenants by Assignor not to sue third persons; and

(d)	Assignor has the unqualified right to enter into this Agreement and perform its terms.

3.
Assignor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Assignor’s Obligations under this Agreement, without Lender=s prior written consent.

4.
If, before the Obligations shall have been satisfied in full, Assignor shall obtain rights to any new trademark applications or trademark registrations, the provisions of paragraph 1 shall automatically apply thereto and Assignor shall give to Lender prompt written notice thereof.

5.
Assignor authorizes Lender to modify this Agreement by amending Schedule A to include any future Trademark registrations and Trademark applications which are Trademarks under paragraph 1 or paragraph 4 hereof.

6.
Unless and until there shall have occurred and be continuing an Event of Default (as defined under the Credit Agreement) or until Assignor satisfies its Obligations under this Agreement, Assignor hereby grants to Lender the nontransferable right and license to use the Trademarks. Assignor agrees not to sell or assign its interest in, or grant any sublicense to the Trademarks without the prior written consent of Lender.

7.
If any Event of Default shall have occurred and be continuing, Assignor shall assign and convey to Lender the entire right, title and interest in and to the Trademarks, and execute and deliver all documents necessary to record title to the Trademarks in Lender or other transferee authorized by Lender. Lender shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located and, without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Assignor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Minneapolis, Minnesota, or elsewhere, the whole or from time to time any part of the Trademarks, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Trademarks all reasonable expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations.  Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Assignor.  Notice of any sale or other disposition of the Trademarks shall be given to Assignor at least ten (10) days before the time of any intended public or private sale or other disposition of the Trademarks is to be made, which Assignor hereby agrees shall be reasonable notice of such sale or other disposition.  At any such sale or other disposition, Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Trademarks sold, free from any right or redemption on the part of Assignor, which right is hereby waived and released.  Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Assignor may sell any merchandise or services bearing the Trademarks in the ordinary course of its business and in a manner consistent with its past practices, until it receives written notice from Lender to the contrary.

8.	At such time as Assignor shall completely satisfy all of the Obligations, this Agreement shall terminate and title to the Trademarks shall remain in Assignor.

9.
Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Lender in connection with preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, or in otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by Assignor on demand by Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

10.
Assignor shall have the duty, through counsel acceptable to Lender, to prosecute diligently any Trademark applications pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full and to preserve and maintain all rights in Trademark applications and Trademarks, including without limitation the payment of all maintenance fees.  Any expenses incurred in connection with such an application shall be borne by Assignor. Lender agrees that it will use all reasonable efforts, at Assignor’s expense, to cooperate with Assignor if Assignor reasonably requests Lender to execute documents reasonably necessary to carry out Assignor’s duties in connection with this paragraph 10.  The Assignor shall not abandon any right to file any pending Trademark application or Trademark without the consent of the Lender, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if Assignor determines in good faith that it is not in Assignor’s best interests to take action with respect to a Trademark or Trademark application, Assignor shall have no duty or obligation hereunder to prosecute, maintain or take other action with respect to such Trademark or Trademark application and Assignor shall give Lender written notice thereof.

11.	Assignor shall have the right to bring suit in its own name to protect the Trademarks and any licenses thereunder.

12.
No course of dealing between Assignor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender or Assignor, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.
All of Lender’s rights and remedies with respect to the Trademarks, whether established hereby or by the Credit Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

14.
The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision of this Agreement in any jurisdiction.

15.	This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 5.

16.	The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

17.	The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the day and year first above written.

NATURE VISION, INC.		NATURE VISION OPERATING, INC.

By:	/S/ Jeffrey P. Zernov	By:	/S/ Jeffrey P. Zernov
Its:	President and CEO	Its:	President and CEO

M&I BUSINESS CREDIT, LLC

		By:	/S/ Thomas J. Kopacek
		Its:	Vice President

STATE OF MINNESOTA                                  )
) ss.
COUNTY OF HENNEPIN                                   )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Jeffrey P. Zernov, the President and CEO of Nature Vision, Inc., on behalf of said corporation.

/S/ Joseph R. Koester
Notary Public

STATE OF MINNESOTA                                  )
) ss.
COUNTY OF HENNEPIN                                   )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Jeffrey P. Zernov, the President and CEO of Nature Vision Operating, Inc., on behalf of said corporation.

/S/ Joseph R. Koester
Notary Public

STATE OF MINNESOTA                                )
                              ) ss.
COUNTY OF HENNEPIN                                 )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Thomas J. Kopacek, the Vice President of M&I Business Credit, LLC, on behalf of said limited liability company.

/S/ Joseph R. Koester
Notary Public

SCHEDULE A

Trademarks

Mark	Serial Number	Registration Number

WOODLAND WHISPER	76243000	2561660
VPG	76658981
ICE PRO	76643094
GENZ STIX	76643393	3118947
NATURE VISION, INC.	76588035	3025437
AQUA-VU	76566343	2988546
REINVENTING THE OUTDOOR EXPERIENCE	76549261	2915764
BUZZ STIX	76515514	2885886
FISH HAWK and Design	73783264	1571667